CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Hartford Funds Exchange-Traded Trust of our report dated September 26, 2023, relating to the financial statements and financial highlights, which appears in Hartford Large Cap Growth ETF’s Annual Report on Form N-CSR for the period ended July 31, 2023. We also consent to the references to us under the headings, “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 27, 2023